Exhibit 10.2

Execution Version
CREDIT AGREEMENT
This CREDIT AGREEMENT, dated as of May 8, 2026, is by and between MAMMOTH ENERGY SERVICES, INC., a Delaware corporation (“Borrower”), and FIFTH THIRD BANK, NATIONAL ASSOCIATION (“Lender”).
RECITALS
WHEREAS, Borrower desires that Lender extend certain revolving credit facilities to Borrower for the purposes specified in Section 3.16;
WHEREAS, Borrower desires to secure all of the Obligations by granting to Lender a first-priority perfected Lien upon the Collateral pursuant to the terms of the Loan Documents;
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:
1.DEFINITIONS AND INTERPRETATION
1.1.Definitions. For purposes of this Agreement, including the introductory paragraph, recitals and annexes hereto, and the other Loan Documents, capitalized terms shall have the following meanings:
“Advance” means any Revolving Credit Advance.
“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 15% or more of the Stock having ordinary voting power in the election of directors (or managers) of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, and (c) each of such Person’s officers, directors, members, managers, joint venturers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, that the term “Affiliate” shall specifically exclude Lender.
“Agreement” means this Credit Agreement.
“Applicable Margin” means 1.50% per annum.
“Availability” means, as of any date of determination, the lesser of (a) the Maximum Revolver Amount, as of such date and (b) the Minimum Collateral Amount maintained in Controlled Accounts as of such date.
“Bank Product” means any of the following products, services or facilities extended to Borrower from time to time by Lender or any of Affiliate of Lender or any Person who was Lender or an Affiliate of Lender at the time it provided such products, services or facilities: (a) any services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox services, stop payment services, and other treasury
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management services; (b) commercial credit card and merchant card services; and (c) other banking products or services as may be requested by Borrower, other than Letters of Credit and Rate Contracts.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BillPayer Service” means Lender’s (or, as applicable, its Affiliate’s) then current automated bill paying service, as established and implemented by Lender (or such Affiliate) in accordance with its methods and procedures periodically in effect.
“Borrower” as defined in the introductory paragraph hereto.
“Borrowing Availability” means, as of any date of determination, Availability at such time, minus the aggregate Revolving Exposure at such time.
“Business Day” means any day on which commercial banks in New York, New York and Cincinnati, Ohio are required by Law to be open for business; provided that, notwithstanding anything to the contrary in this definition of “Business Day”, at any time during which a Rate Contract with Lender is then in effect with respect to all or a portion of the Obligations, then the definitions of “Business Day” and “Banking Day”, as applicable, pursuant to such Rate Contract shall govern with respect to all applicable notices and determinations in connection with such portion of the Obligations arising under such Rate Contract. Periods of days referred to in the Loan Documents will be counted in calendar days unless Business Days are expressly prescribed.
“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, or any political subdivision or taxing authority thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the Laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the Laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $500,000,000 and is rated at least A-3 by S&P or at least P-3 by Moody’s, and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, and (ii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel

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Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the date of this Agreement.
“Collateral” as defined in Section 6.1.
“Commitments” means the Revolving Loan Commitment.
“Commitment Termination Date” means the earliest of (a) the third anniversary of this Agreement, (b) the date of termination of Lender’s obligations to make Advances and to incur Letter of Credit Obligations or permit existing Advances to remain outstanding pursuant to Section 9.2(a), and (c) the date of indefeasible prepayment in full by Borrower of the Advances and the cancellation and return (or stand-by guaranty) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations in a manner set forth on Annex A or as otherwise set forth in any other applicable Loan Documents (and on terms and conditions acceptable to Lender), and the termination and permanent reduction of the Revolving Loan Commitment to $0.
“Conforming Changes” means, with respect to the use, administration of, or any conventions associated with the Index Rate, the Prime Index, or any proposed Successor Rate, as applicable, any changes to the terms of this Agreement related to the timing, frequency, and methodology of determining rates and making payments of interest, including changes to the definition of Business Day, lookback periods or observation shift, prepayments, and borrowing notices, and other technical, administrative, or operational matters, as may be appropriate, in the discretion of Lender, to reflect the adoption and implementation of such applicable rate and to permit the administration thereof by Lender in an operationally feasible manner and, to the extent feasible, consistent with market practice.
“Control Agreement” means (a) with respect to any deposit account, an agreement in form and substance reasonably satisfactory to Lender, among Lender, in its capacity as such, Fifth Third Bank, National Association or one or more of its Affiliates as the depositary institution maintaining such deposit account, and Borrower, effective for Lender to obtain “control” (within the meaning of Articles 8 and 9 under the UCC) of such deposit account, and (b) with respect to any securities account, an agreement in form and substance reasonably satisfactory to Lender, among Lender, in its capacity as such, Fifth Third Bank, National Association or one or more of its Affiliates as the securities intermediary with which the applicable entitlement or contract is carried and Borrower owning such entitlement or contract, that is effective for Lender to obtain “control” (within the meaning of Articles 8 and 9 under the UCC) of such securities account.
“Controlled Account” means any deposit account or securities account maintained by Borrower at Fifth Third Bank or one of its Affiliates that is the subject of an effective Control Agreement and for which Lender has the sole dominion and control of Lender, and neither Borrower nor any Person (other than Lender) shall have any control over the deposits and funds therein; provided that, so long as no Default or Event of Default has occurred and is continuing, Borrower shall have access to any funds therein in excess of the minimum amount required pursuant to Section 5.1.
“Convertible Bonds” means one or more bonds owned by Borrower that can be converted into a predetermined amount of Stock of the applicable issuer so long as such issuer maintains a corporate credit rating of BBB- or higher by S&P or Baa3 or higher by Moody’s.
“Daily Simple SOFR” means a rate based on SOFR with interest accruing on a simple daily basis in arrears with a methodology and conventions selected by Lender.

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“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.
“Default Rate” as defined in Section 2.3(c).
“Disbursement Account” means a disbursement account specified by Lender to Borrower as the “Disbursement Account” from time to time.
“Dollars” or “$” means lawful currency of the United States of America.
“Environmental Laws” means all applicable federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered promulgated or approved thereunder.
“Equity Securities” means at any time, common and preferred equity securities, United States receipts and closed-end mutual funds, in each case that are owned by Borrower and that are then listed on the NYSE and NASDAQ.
“Event of Default” as defined in Section 9.1.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or any other recipient of a payment under any Loan Document or required to be withheld or deducted from a payment to such recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes in each case, (i) by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office or, in the case of Lender in which its applicable lending office is located or (ii) that are Other Connection Taxes; (b) any United States federal withholding Taxes that would not have been imposed but for Lender’s failure to comply with Section 2.7; and (c) any United States federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any intergovernmental agreements entered into by the United States with respect thereto, current or future regulations or official interpretations thereof, in each case implementing such IRC Sections, and any agreement entered into pursuant to Section 1471(b)(1) of the IRC.
“Fees” means any and all fees payable to Lender pursuant to the Agreement or any of the other Loan Documents.
“Fifth Third” means Fifth Third Bank, National Association.
“Government Securities” means any readily-marketable securities issued by any agency of the United States federal government, the obligations of which are fully backed by the full faith and credit of the United States federal government.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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“Hazardous Material” means (a) any “hazardous substance” as defined in Comprehensive Environmental Response, Compensation and Liability Act of 1980, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum, its derivatives, by products and other hydrocarbons, (f) mold, and (g) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.
“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.
“Indebtedness” means (i) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interest if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis (if Borrower should have any Subsidiaries) as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined (excluding any contingent liabilities), (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby shall have been assumed (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases), and (iii) all indebtedness of others which Borrower or any Subsidiary has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed to purchase or repurchase or otherwise acquire, or in respect of which Borrower or any Subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” as defined in Section 10.2.
“Index Floor” means 0.00%.
“Index Rate” means the greater of (i) the Index Floor and (ii) Term SOFR relating to quotations for one month or as otherwise set pursuant to the terms of this Agreement.
“Index Rate Loans” means any Advances that accrue interest by reference to the Index Rate and the other terms of the Agreement.
“Interest Payment Date” means, all as determined by Lender in accordance with the Loan Documents and Lender’s loan systems and procedures periodically in effect (and subject to the terms of any BillPayer Service, as applicable), the first calendar day of each calendar month; provided that (subject to the terms of any BillPayer Service, as applicable), if the first calendar day of a particular calendar month is not a Business Day, then the Interest Payment Date occurring in that particular calendar month shall be the next succeeding Business Day (unless the next succeeding Business Day falls in a new calendar month, in which case the Interest Payment Date occurring in that particular calendar month shall be the immediately preceding Business Day). In addition to the foregoing, each of (x) the date upon which the Revolving Loan Commitment has been terminated and the Advances have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest and any applicable Unused Commitment Fee that has then accrued under the Agreement.

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“Law” and “Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect.
“Lender” as defined in the introductory paragraph and shall additionally include (a) upon any assignment by Fifth Third pursuant to Section 11.6, such assignee of Fifth Third and (b) the respective successors of each of the foregoing. In addition to the foregoing, solely for the purpose of identifying the Persons entitled to share in payments and collections from the Collateral as more fully set forth in the Agreement and the Loan Documents, the term “Lender” shall include any provider of Bank Products.
“Letter of Credit Fee” as defined in Section 2.3(f).
“Letter of Credit Obligations” means all outstanding obligations incurred by Lender at the request of Borrower, whether or not Borrower is the applicant identified thereon, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Lender. The amount of the Letter of Credit Obligations at any time shall equal the maximum amount that may be payable by Lender thereupon or pursuant thereto.
“Letters of Credit” means commercial or standby letters of credit issued for the account of Borrower or any Subsidiary of Borrower, whether or not Borrower is the applicant identified thereon, by Lender. As of the Closing Date, Lender has issued the following Letters of Credit: (i) S510667 i/a/o $2,067,915.76, Applicant – Taylor Frac LLC, Beneficiary – Jackson County; (ii) S510668 i/a/o $505,578.00, Applicant – Taylor Frac LLC, Beneficiary – Trempealeau County, and (iii) S510669 i/a/o $2,400,000 Applicant – Mammoth Energy Services, Inc. Beneficiary – Zurich American Insurance Company.
“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable Law of any jurisdiction).
“Loan Documents” means, collectively, the Agreement, the Notes, if any, each agreement entered into in respect of Bank Products, and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower, and delivered to Lender in connection with the Agreement or the transactions contemplated thereby.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial or other condition of Borrower and its Subsidiaries taken as a whole, (b) Borrower’s ability to pay any of the Advances or any of the other Obligations in accordance with the terms of this Agreement, (c) the Collateral or Lender’s Liens on the Collateral or the priority of such Liens, or (d) Lender’s rights and remedies under this Agreement and the other Loan Documents.
“Maximum Lawful Rate” as defined in Section 2.3(d).
“Maximum Revolver Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment as of that date.
“Minimum Collateral Amount” as defined in Section 5.1.

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“Municipal/Corporate Bonds” means any readily-marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s.
“Note” as defined in Section 2.9.
“Notice of Borrowing” shall mean a notice of borrowing with respect to any Advance hereunder, which notice shall be in form and substance, and delivered by Borrower to Lender in a manner, acceptable to Lender in its sole discretion, and which shall (a) state the amount and date of the requested Advance, (b) include a calculation of Availability, and (c) include a certification by Borrower to Lender that each of the conditions precedent set forth in Section 8.2 have been satisfied.
“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrower to Lender, or any Affiliate of Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether direct or indirect (including acquired by assignment), related or unrelated, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, and whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, in each case arising under the Agreement or any other Loan Document. The term “Obligations” includes all principal, interest, Fees, expenses, reasonable attorneys’ fees and any other sum chargeable to Borrower under, or arising out of, the Agreement, the Note, any of the other Loan Documents or any agreement entered into in respect of Bank Products, and all reimbursement and other obligations related to any Letters of Credit (including all amounts that accrue after the commencement of any case or proceeding by or against Borrower in bankruptcy, whether or not allowed in such case or proceeding).
“Other Connection Taxes” means with respect to any recipient of a payment under the Agreement or any Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced the Agreement or other Loan Document, or sold or assigned an interest in any Obligation, the Agreement or other Loan Document).
“Other Taxes” means all present or future stamp, transfer, excise, value added, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, other than Other Connection Taxes that are imposed on an assignment by Lender after the date hereof, other than any assignment made at the request of Borrower or following an Event of Default under Section 9.1(a) or 9.1(h).
“Overadvance” as defined in Section 2.2(b).
“Permitted Discretion” means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonably business judgment.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).
“Prime Index” shall have the meaning set forth in Section 2.4(b).

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“Prime Rate” means, as of any date, the rate that Fifth Third publicly announces, publishes or designates from time to time as its index rate or prime rate, or any successor rate thereto, in effect at its principal office. Such rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Fifth Third may make commercial loans or other loans at rates of interest at, above or below its index rate or prime rate. Each determination by Lender of the Prime Rate shall be binding and conclusive in the absence of manifest error. Any change in the Prime Rate shall be effective for purposes of this Agreement on the date of such change without notice to Borrower.
“Rate Contract” means any agreement, device or arrangement providing for payments which are related to fluctuations of commodities, currencies, or interest rates, exchange rates, forward rates, or equity prices, including Dollar denominated or cross currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including any ISDA Master Agreement (including any existing ISDA Master Agreement), and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.
“Reset Date” as defined in Section 2.4(a).
“Revolving Credit Advance” as defined in Section 2.1(a) and may, as the context may require, include any Overadvance.
“Revolving Exposure” means, at any time, without duplication, the sum of (a) the aggregate outstanding principal amount of Revolving Credit Advances at such time plus (b) the aggregate Letter of Credit Obligations outstanding at such time.
“Revolving Loan Commitment” means $25,000,000 on the Closing Date plus any increases made in accordance with Section 2.1(c).
“Revolving Loans” means the sum of (a) the aggregate amount of Revolving Credit Advances outstanding plus (b) the aggregate Letter of Credit Obligations. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.
“Scheduled Unavailability Date” has the meaning ascribed to it in Section 2.4(c).
“SOFR” means a rate per annum equal to the secured overnight financing rate as published by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York or a successor administrator of the secured overnight financing rate.
“Specified Collateral Account” means each deposit account and securities account that is designated from time to time in writing by both Lender and Borrower as such. As of Closing Date, the Specified Collateral Account is F3C720610.
“Spread Adjustment” means a mathematical or other adjustment to an alternate benchmark rate selected pursuant to Section 2.4 (b) or 2.4(c) and such adjustment may be positive, negative, or zero, subject to the specific Spread Adjustments set forth in Section 2.4(c).
“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests, units or other equivalents (regardless of how designated) of or in a corporation, partnership,

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limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).
“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.
“Successor Rate” means any successor index rate determined pursuant to Section 2.4(c) from time to time, including any applicable Spread Adjustment.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the forward-looking SOFR rate administered by CME Group Benchmark Administration Limited (CBA) (or other administrator selected by Lender) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be selected by Lender), fixed by the administrator thereof two U.S. Government Securities Business Days prior to the applicable Reset Date (provided, however, that if Term SOFR is not published for such day, then Term SOFR shall be determined by reference to the immediately preceding U.S. Government Securities Business Day on which such rate is published), rounded upwards, if necessary, to the next 1/8th of 1% and adjusted for reserves if Lender is required to maintain reserves with respect to the relevant Advances, all as determined by Lender in accordance with the Agreement and Lender’s loan systems and procedures periodically in effect.
“Termination Date” means the date on which (a) the Advances have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with the Agreement and the other Loan Documents (and otherwise on terms and conditions acceptable to Lender), and (d) the Revolving Loan Commitment under the Agreement has been terminated and Borrower shall not have any further right to borrow any monies or request any further extensions of credit under the Agreement.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

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“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act, Title III of Pub. L. 107-56 signed into law October 26, 2001).
1.2.Interpretation. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described. References in this Agreement to “Sections” or “Annexes” shall be to Sections and Annexes of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation.” Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. The references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including,” respectively. References in any Loan Document to the knowledge (or an analogous phrase) of Borrower are intended to signify that Borrower has actual knowledge or awareness of a particular fact or circumstance or that Borrower, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence in Borrower’s performance under this Agreement and all other Loan Documents. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. Except as otherwise specified or limited herein, references to any statute or act shall include all related regulations, rules and orders and all amendments and supplements and any successor or replacement statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document (including the Loan Documents) shall include all schedules, exhibits, annexes, appendices and other attachments thereto and shall be construed as referring to such agreement, instrument or document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented (subject to any restrictions on such amendments, amendments and restatements, modifications, extensions, restatements, replacements and supplements set forth herein or in any other Loan Document). Headings and captions used in the Loan Documents are included for convenience of reference only and shall not be given any substantive effect.
2.ADVANCES AND LETTERS OF CREDIT
2.1.Revolving Credit Advances and Borrowings.
(a)Subject to the terms and conditions hereof, Lender agrees to make available to Borrower, from time to time until the Commitment Termination Date, advances pursuant to its Revolving Loan Commitment (each, a “Revolving Credit Advance”); provided, that the aggregate principal amount of such Revolving Credit Advances will not result in the Revolving Exposure exceeding the Revolving Loan Commitment. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 2.1(a).
(i)    Borrower shall deliver to Lender a Notice of Borrowing with respect to each proposed borrowing of a Revolving Credit Advance (other than Revolving Credit Advances made pursuant to clause (ii) of this Section 2.1(a)), such Notice of Borrowing to be delivered no later than 10:00 a.m. (Cincinnati, Ohio time) (or such later time acceptable to Lender in its sole discretion) on the day of such proposed borrowing. Once given, a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby.
(ii)    Borrower hereby authorizes Lender to make Revolving Credit Advances based on telephonic or electronic notices made by any Person that Lender, in good faith, believes to be acting on behalf of Borrower, in accordance with procedures established by, or otherwise acceptable to, Lender from time to time in its sole discretion (including Lender’s confirmation of such notices). All Revolving Credit Advances will be advanced to the Disbursement Account, unless Borrower otherwise instructs Lender.

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(b)The making of each Advance by Lender, whether under Section 2.1(a) or otherwise, will be deemed to be a representation by Borrower that the Advance will not violate the terms of Section 2.1(a). Lender shall have no duty to follow, or any liability for, the application by Borrower of any proceeds of any Advance.
(c)Borrower may, by written notice to Lender, request an increase to the Revolving Loan Commitment to a cumulative mount not in excess of $50,000,000. Such notice shall specify the requested date on which Borrower proposes such increase to be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to Lender (or such shorter period of time as is agreed to by Lender in its sole discretion). Upon receipt of such notice, Lender may elect or decline, in its sole discretion, to increase the Revolving Loan Commitment by such requested amount, which increase shall be documented pursuant to an amendment to this Agreement, subject to the satisfaction of such terms and conditions as Lender may require in its sole discretion.
2.2.Prepayments/Commitment Termination.
(a)Termination of Revolving Loan Commitment.
(b)(i)    Borrower may at any time on at least 10 days’ prior written notice to Lender terminate the Revolving Loan Commitment; provided that, upon such termination, all Advances and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied on terms and conditions acceptable to Lender. Upon any such termination of the Revolving Loan Commitment, Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall simultaneously be permanently terminated.
(c)(ii)     All of the Obligations shall, if not sooner paid or required to be paid pursuant to this Agreement or any other Loan Document, be due and payable in full on the Commitment Termination Date.
(d)Mandatory Prepayment. If at any time the outstanding balance of the aggregate Revolving Exposure exceeds Availability (any and all such excess Revolving Exposure is herein referred to, collectively, as an “Overadvance”), Borrower shall within one (1) Business Day of such Overadvance repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such Overadvance. If any such Overadvance remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in accordance with the terms of Annex A or on such other terms and conditions acceptable to Lender to the extent required to eliminate such Overadvance.
2.3.Interest and Applicable Margins; Fees.
(a)Subject to Sections 2.3(c), 2.3(d) and 2.4, each Advance shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the Index Rate plus the Applicable Margin. Each determination of an interest rate by Lender shall be conclusive and binding on Borrower in the absence of manifest error. All computations of Fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest charged than if interest were calculated based on a 365-day year. Interest and Fees shall accrue during each period during which interest or such Fees are computed from (and including) the first day thereof to (and including) the last day thereof. Notwithstanding anything to the contrary contained in the Agreement, at any time during which a Rate Contract is then in effect with respect to all or a portion of the Obligations bearing interest based upon the Index Rate or any temporary or permanent replacement for the Index Rate pursuant to Section 2.4, the provision that rounds up the Index Rate to the next 1/8th of 1% shall be disregarded and no longer of any force and effect with respect to such portion of the Obligations that are subject to such Rate Contract.
(b)All as determined by Lender in accordance with the Loan Documents and Lender’s loan systems and procedures periodically in effect, interest shall be paid in arrears (i) on each Interest Payment Date and (ii) on the date of each payment or prepayment of Advances on and after the Commitment Termination Date. Lender may estimate the amount of interest that Borrower will owe on Borrower’s periodic statements and Lender may adjust the amount of interest owed on each subsequent

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statement provided to Borrower to reflect any differential between the estimated amount of interest shown on Borrower’s preceding statement and the actual amount of interest determined to have been due by Lender on the preceding Interest Payment Date. Borrower agrees to pay the amount shown due on the Interest Payment Date on each of Borrower’s periodic statements on each Interest Payment Date.
(c)At the election of Lender while any Event of Default exists (or automatically while any Event of Default under Section 9.1(a) or (h) exists), interest (after as well as before entry of judgment thereon to the extent permitted by Law) on the Advances and the Letter of Credit Fees shall increase, from and after the date of occurrence of such Event of Default, to a rate per annum which is determined by adding 2.00% per annum to the Applicable Margin or Letter of Credit Fee, as applicable, then in effect for such Advances (plus the Index Rate) or Letter of Credit Obligations, as applicable (the “Default Rate”). All such interest shall be payable on demand of Lender.
(d)Anything herein to the contrary notwithstanding, the obligations of Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Lender would be contrary to the provisions of any Law applicable to Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by Lender, and in such event Borrower shall pay Lender interest at the highest rate permitted by applicable Law (“Maximum Lawful Rate”) for such period; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.
(e)Unused Commitment Fee. Borrower agrees to pay to Lender an unused commitment fee (the “Unused Commitment Fee”) from and including the Closing Date until termination of the Revolving Loan Commitment, computed at the rate of 0.20% per annum, on the daily difference between (A) the outstanding amount of the Revolving Loans and (B) the Revolving Loan Commitment. The Unused Commitment Fee shall be payable in arrears on the first day of each calendar month.
(f)Letter of Credit Fees. Borrower agrees to pay to Lender (a “Letter of Credit Fee”):
(i)with respect to each standby Letter of Credit, for each applicable period during which such Letter of Credit Obligation shall remain outstanding, a fee in an amount equal to the Applicable Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under such Letter of Credit, which Fee shall be payable (as more specifically determined pursuant to the applicable Loan Documents with respect to such Letter of Credit and otherwise as determined by Lender in accordance with the Loan Documents and Lender’s loan systems and procedures periodically in effect): (x) either in arrears or in advance as determined by Lender at the time of issuance of the applicable Letter of Credit, and (y) at the frequency determined by Lender at the time of issuance of the applicable Letter of Credit; and
(ii)with respect to each commercial Letter of Credit, a fee in an amount equal to the Applicable Margin on the stated amount of such Letter of Credit, which fee shall be payable (as more specifically determined pursuant to the applicable Loan Documents with respect to such Letter of Credit and otherwise as determined by Lender in accordance with the Loan Documents and Lender loan systems and procedures periodically in effect) in advance either on the date of issuance of such Letter of Credit or on the date on which the first draw under such Letter of Credit is made (as determined by Lender at the time of issuance of the applicable Letter of Credit).
(iii)For the account of Lender, on demand, such fees (including all current issuance, opening, closing, transfer, amendment, draw, renewal, negotiation and other letter of credit administration fees) and other charges and expenses of Lender in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit

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is issued. Borrower further agrees to pay to Lender all costs and expenses incurred by Lender on account of any Letter of Credit Obligations.
(iv)All such Fees are fully earned by the applicable Lenders when paid and non-refundable. The Letter of Credit Fee will be calculated on the basis of the actual number of days elapsed in a 360-day year. If any Letter of Credit is cancelled for any reason before the stated expiry date thereof, the Letter of Credit Fee or any other Fee paid in advance will not be refunded and will be retained by the applicable Lenders solely for their account.
(g)NSF Fees. In addition to, and without limiting, any other provision of this Agreement or the other Loan Documents, Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason.
2.4.Index Rate Provisions

(a)    The Index Rate shall be initially determined as of the Closing Date and shall be reset monthly on the first Business Day of the relevant calendar month thereafter (each, a “Reset Date”) by Lender based on the Index Rate then in effect. Any adjustment in the interest rate resulting from a change in the Index Rate shall become effective as of the opening of business on the date of each change. Lender shall not be required to notify Borrower of any adjustment in the Index Rate; however, Borrower may request a quote of the Index Rate on any Business Day.
(a)(b)    Temporary Replacement of the Index Rate. In the event that Lender shall determine either: (i) the Index Rate is unavailable, unrepresentative, or unreliable, (ii) the Index Rate will not adequately and fairly reflect the cost to Lender of making or maintaining advances under this Agreement, or (iii) the making or funding of Index Rate Loans has become illegal or impracticable; then, in any such case, Lender shall promptly provide notice of such determination to Borrower (which shall be conclusive and binding on Borrower absent manifest error), and, until Lender determines that the circumstances giving rise to such suspension no longer exist, in which event Lender shall so notify Borrower, then (A) Lender’s obligations in respect of the Index Rate shall be suspended forthwith, (B) Borrower’s right to utilize Index Rate pricing as set forth in this Agreement shall be suspended forthwith, and (C) amounts outstanding hereunder and any additional Advances shall, on and after such date, bear interest at a rate per annum equal to the Prime Rate plus or minus a Spread Adjustment (the Prime Rate plus or minus such Spread Adjustment together referred to as the “Prime Index”), plus the Applicable Margin; provided that, if the Prime Index would be less than the Index Floor, the Prime Index will be deemed to be the Index Floor for the purposes of this Agreement and the other Loan Documents.
(b)(c)    Permanent Replacement of the Index Rate.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Rate Contract shall be deemed not to be a “Loan Document” for purposes of this Section 2.4(c)), but without limiting Section 2.4(b) above, if Lender determines (which determination shall be conclusive and binding on Borrower absent manifest error) that any of the circumstances described in Section 2.4(b)(i)-(iii) has occurred and is unlikely to be temporary or the administrator of the Index Rate or a Governmental Authority having or purporting to have jurisdiction over Lender has made a public statement identifying a specific date (the “Scheduled Unavailability Date”) after which the Index Rate will no longer be representative or made available or used for determining the interest rate of loans or otherwise cease or no longer be in compliance or aligned with the International Organization of Securities Commissions (IOSCO)

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Principles for Benchmarks, and there is no successor administrator satisfactory to Lender, then on a date and time determined by Lender, but no later than the Scheduled Unavailability Date, the Index Rate will be replaced hereunder and under any other Loan Document with Daily Simple SOFR (the “Successor Rate”).
(ii)Notwithstanding anything to the contrary herein, if Lender determines that the Successor Rate designated in Section 2.4(c)(i) above is not available or administratively feasible, or if any of the circumstances described in Section 2.4(c)(i) with regard to the Index Rate has occurred with respect to a Successor Rate then in effect, Lender may replace the Index Rate or any then current Successor Rate in accordance with this Section 2.4(c) with another alternative benchmark rate and a Spread Adjustment, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities and any recommendations of a relevant Governmental Authority, and which Spread Adjustment or method for calculating such Spread Adjustment shall be published on an information service as selected by Lender from time to time in its reasonable discretion.
(iii)If the Successor Rate is based on Daily Simple SOFR, interest shall be due and payable on a monthly basis.
(iv)Any such alternative benchmark rate and Spread Adjustment shall constitute a Successor Rate hereunder. Any such Successor Rate shall become effective on the date set forth in a written notice provided by Lender to Borrower, and, for the avoidance of doubt, from and after such date, (x) each Advance and all outstanding amounts hereunder shall bear interest at the Successor Rate plus the Applicable Margin, and (y) all references herein and in any other Loan Documents to “Index Rate” shall mean and refer to the Successor Rate.
(v)Notwithstanding anything to the contrary herein, if the Successor Rate would be less than the Index Floor, the Successor Rate will be deemed to be the Index Floor for the purposes of this Agreement and the other Loan Documents. Further, if the interest rate to be replaced is rounded upwards to the next 1/8th of 1% under the terms of this Agreement or any Loan Document, the Successor Rate shall also be rounded up to the next 1/8th of 1%; provided further that this provision governing rounding shall not apply if Borrower has a Rate Contract in effect with respect to all or part of an Advance.
(vi)Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, or any other matter related to the Index Rate or any Successor Rate, including the selection of such rate, any related Spread Adjustment, or any Conforming Changes, or whether the composition or characteristics of any Successor Rate and Spread Adjustment or Conforming Changes will be similar to, or produce the same value or economic equivalence of, the initial Index Rate.
(vii)Notwithstanding anything to the contrary contained herein, if, after the Closing Date, Borrower enters into a Rate Contract with respect to all or part of an Advance and the floating interest rate under the Rate Contract is Daily Simple SOFR, Lender may replace the Index Rate hereunder with Daily Simple SOFR and a Spread Adjustment without consent of any other party hereto; provided further that, if subsequent thereto, Lender and Borrower amend such Rate Contract to include, or terminate such Rate Contract and enter into a new Rate Contract with, a floating interest rate thereunder of the original Index Rate, then Lender may further replace Daily Simple SOFR hereunder with the original Index Rate (and a Spread Adjustment, if applicable) hereunder without consent of any other party hereto; and, in either such event, (A) such rate shall be a Successor Rate hereunder, and (B) Lender shall provide written notice thereof to Borrower.

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(d)    Illegality. Notwithstanding any other provisions hereof, if any Law shall make it unlawful for Lender to make, fund or maintain Index Rate Loans, Lender shall promptly give notice of such circumstances to Borrower. In such an event, (i) the commitment of Lender to make or continue Index Rate Loans shall be immediately suspended and (ii) all amounts outstanding hereunder and any additional Advances shall bear interest at a rate equal to the Prime Index plus the Applicable Margin; provided, however, that if the Prime Index would be less than the Index Floor, the Prime Index will be deemed to be the Index Floor for the purposes of this Agreement and the other Loan Documents.
(c)Increased Costs. If, after the Closing Date, any Change in Law: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the Index Rate pursuant to the provisions of this Agreement), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by Lender, or (ii) shall impose on Lender any other condition affecting its Index Rate Loans, any of its notes issued pursuant hereto (if any) or its obligation to make Index Rate Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) Lender of making or maintaining any Index Rate Loan, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under any of its notes issued pursuant hereto (if any) with respect thereto, then upon demand by Lender, Borrower shall promptly pay directly to Lender such additional amount as will compensate Lender for such increased cost or such reduction.
(d)Conforming Changes. In connection with the use, implementation, or administration of the Index Rate, including any temporary or permanent replacement for the Index Rate, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Lender will promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the implementation, use or administration of the Index Rate, or any temporary or permanent replacement of the Index Rate.
2.5.Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex A, Borrower or any Subsidiary shall have the right to request, and Lender agrees to incur Letter of Credit Obligations in respect of Borrower or any Subsidiary.

2.6.General Provisions Regarding Payment. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (Cincinnati, Ohio time) on the day when due in immediately available funds in Dollars to the deposit account at Lender specified by Lender in accordance with its policies and procedures from time to time (the “Payment Account”). For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Payment Account prior to noon Cincinnati, Ohio time. Payments received in the Payment Account after noon Cincinnati, Ohio time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day so long as such funds are available funds.
2.7.
2.8.Taxes. All payments of principal and interest on the Advances and all other amounts payable hereunder or any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Law. If any Indemnified Taxes are directly asserted against Lender (or any of its Affiliates) with respect to a payment received hereunder or any other Loan Document or with respect to, or arising from, the obligations of Borrower under any Loan Document, Borrower shall jointly and severally indemnify Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender and any reasonable, out-of-pocket expenses arising therefrom or with respect thereto (including reasonable, out-of-pocket attorneys’ or tax advisor fees and expenses), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive and binding absent manifest error.
2.9.Capital Adequacy. If Lender or any Person controlling Lender shall reasonably determine that any Change in Law has or would have the effect of reducing the rate of return on Lender’s or such controlling Person’s capital as a consequence of Lender’s obligations hereunder or under any Letter of Credit to a level below that which Lender or such controlling Person could have achieved but for such

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Change in Law, then from time to time, upon demand by Lender, Borrower shall promptly pay to Lender such additional amount as will compensate Lender or such controlling Person for such reduction.
2.10.Notes. Lender may request that Advances made by it be evidenced by a promissory note (a “Note”). In such event, Borrower shall prepare, execute and deliver to Lender a Note payable to the order of Lender (or, if requested by Lender, to Lender and its registered assigns) and in a form approved by Lender.
2.11.Obligations Cross-Collateralized. Borrower acknowledges that all Obligations are cross-collateralized, meaning that the Collateral secures the payment of all Obligations.
3.REPRESENTATIONS AND WARRANTIES
To induce Lender to make the Advances and to incur Letter of Credit Obligations, Borrower hereby makes the following representations and warranties to Lender as of the Closing Date, as of the date of the making of each Advance (or other extension of credit), as of the date any Advance is accepted by Borrower, and as of any other date such representations and warranties are deemed made pursuant to the terms of the other Loan Documents, each and all of which shall survive the execution and delivery of this Agreement.
3.1.Organization and Qualification. Borrower (i) is duly organized, validly existing and in good standing under the laws of the State of its formation, (ii) has all requisite power and authority to carry on their business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.
3.2.Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary action, and shall not contravene any law or any governmental rule or order binding on Borrower, or the articles of incorporation or bylaws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Lender pursuant to the Loan Documents. Borrower has duly executed and delivered to Lender the Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to, or consent by, any governmental body is needed in connection with this transaction.
3.3.Litigation. There are no suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower, as to which there is a reasonable possibility of an adverse determination and that would reasonably be expected to result in a Material Adverse Effect.
3.4.Margin Stock. No part of the proceeds of any Advance from Lender shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Lender, Borrower shall furnish to Lender statements in conformity with the requirements of Federal Reserve Form U- 1.
3.5.Business. Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to conduct its business.
3.6.Licenses, etc. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the conduct of its business.
3.7.Laws. Borrower is in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency, except in each case where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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3.8.Title. Borrower has good and marketable title to the Collateral, free and clear from all Liens, except for Liens under the Loan Documents.
3.9.Defaults. Borrower is in compliance with all material agreements applicable to it and there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (i) its articles of incorporation and bylaws, or (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated herein by this Agreement shall not result in such default or violation, except in the case of each of (i) and (ii) where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
3.10.[Reserved]
3.11.[Reserved]
3.12.[Reserved]
3.13.Solvency. Borrower is Solvent and upon consummation of the transactions contemplated herein will be Solvent. “Solvent” means that: (a) the total amount of Borrower’s assets is in excess of the total amount of its liabilities (including contingent liabilities), at a fair valuation; (b) Borrower does not have unreasonably small capital for the business and transactions in which Borrower is engaged or is about to engage; and (c) Borrower does not intend to or believe it will incur obligations beyond its ability to pay as they become due.
3.14.Use of Proceeds. Borrower shall use the proceeds of the Advances for working capital, capital expenditures, letters of credit and other general corporate purposes not in contravention of any requirement of Law and not in violation of this Agreement or the other Loan Document.
4.AFFIRMATIVE COVENANTS
Borrower hereby agrees, from and after the date hereof and until the Termination Date, as follows:
4.1.Access to Business Information. Borrower shall maintain proper books of accounts and records and enter therein entries and records of all of its transactions in accordance with generally accepted accounting principles consistently applied in accordance with past practices and give representatives of Lender access thereto at all reasonable times during the occurrence and continuance of an Event of Default, including permission to: (i) examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the Obligations as it may reasonably request from time to time, and (ii) communicate directly with any of Borrower’s officers, with respect to the business, financial conditions and other affairs of Borrower.
4.2.Use of Proceeds. Borrower shall use the proceeds of the Advances as provided for in Section 3.16.
4.3.Financial Statements. Borrower shall maintain a standard and modern system for accounting and shall furnish to Lender all financial statements and other documents required in Section 7.
4.4.Tax Returns. Upon request of Lender, Borrower shall provide copies of all federal, state and local income tax returns and such other information as Lender may reasonably request.
4.5.[Reserved].
4.6.Insurance. At its own cost, to the extent applicable, Borrower shall maintain with financially sound and reputable insurance companies (i) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.
4.7.Taxes. Borrower shall pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon (provided, however, that extensions for filing and payment of such taxes shall be

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permitted hereunder if disclosed to and consented to by Lender), and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a Lien upon any of its assets, except where the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect; provided that (unless any material item or property is lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Lender is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles.
4.8.Existence; Business. Borrower shall (i) maintain its existence as a Delaware corporation, and (ii) engage in lawful business activities.
4.9.Compliance with Laws. Borrower shall comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets including but not limited to all Environmental Laws, in all respects material to Borrower’s business, assets or prospects and any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business and as may be required from time to time by applicable law except where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
4.10.Notice of Default. Borrower shall, within 10 days of its knowledge thereof, give written notice to Lender of the occurrence of any event or the existence of any Event of Default.
4.11.Costs. Borrower shall reimburse Lender for any and all reasonable out-of-pocket fees, costs and expenses including, without limitation, reasonable attorneys’ fees and paralegal fees incurred in connection with litigation, mediation, arbitration, other alternate dispute processes, administrative proceedings and appeals of all of the same, other professionals’ fees, appraisal fees, field exam audits, expert fees, court costs, litigation, documentary stamp taxes, if any, intangible taxes, if any, and other expenses (collectively, the “Costs”) incurred or paid by Lender or any of its officers, employees or agents in connection with: (a) the preparation, negotiation, procurement, review, administration or enforcement of the Loan Documents, and (b) the defense, preservation and protection of Lender’s rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Obligations, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs shall be due and payable within 15 days of demand by Lender. If Borrower fails to pay the Costs when upon such demand, Lender is entitled to disburse such sums as Obligations. This provision shall survive the termination of this Agreement and the other Loan Documents and/or the repayment of any amounts due or the performance of any Obligation.
4.12.Depository/Banking Services. Lender shall be the principal depository in which substantially all of Borrower’s and its Subsidiaries’ funds are deposited, and the principal bank of account of Borrower and its Subsidiaries.
4.13.Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower. To the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of Borrower shall be deemed Obligations under this Agreement and the other Loan Documents, and Borrower’s payments under this Agreement may be increased to provide for payment of such Obligations plus interest thereon.
4.14.Further Assurances. Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.
5.NEGATIVE COVENANTS
Borrower agrees that from and after the date hereof until the Termination Date:
5.1.Minimum Collateral Amount. Borrower shall not permit the value of the Collateral maintained in Controlled Accounts to be less than a margined account balance equal to 100% of the

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Revolving Exposure (the “Minimum Collateral Amount”); provided that the value ascribed to the Collateral maintained in the Controlled Accounts shall not exceed:
(a)100% of unrestricted cash of Borrower,
(b)90% of the lesser of face value and current market value (as determined by Lender in its Permitted Discretion) of Government Securities,
(c)80% of the lesser of face value and current market value (as determined by Lender in its Permitted Discretion) of Municipal/Corporate Bonds,
(d)80% (60% if Lender determines in its Permitted Discretion that the current market value thereof is based on the stock conversion value) of the lesser of face value and current market value (as determined by Lender in its Permitted Discretion) of Convertible Bonds, and
(e)50% of the current market value (as determined by Lender in its Permitted Discretion) of Equity Securities.
5.2.Negative Pledge over Collateral. Borrower shall not grant or create, or suffer to exist, any Lien on any of the Collateral or any of Borrower’s right, title or interest in, to or under any of the Collateral except for the Liens under the Agreement.
5.3.Merger and Other Corporate Structures. Borrower shall not (a) merge or consolidate with any entity, or undergo any statutory division, or (b) amend or change its articles of incorporation or bylaws in a manner that is materially adverse to the rights of Lender under the Loan Documents.
6.SECURITY AGREEMENT
6.1.Collateral. For the purposes of this Agreement, all of the following personal property now owned or at any time hereafter acquired by Borrower or in which Borrower now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:
(a)each Specified Collateral Account, and
(b)all money or financial assets credited to each Specified Collateral Account; (i) all security entitlements with respect to the financial assets credited to any Specified Collateral Account; (ii) any and all other investment property, cash, Cash Equivalents, certificates of deposit, mutual funds, Government Securities, Municipal/Corporate Bonds, Convertible Bonds, Equity Securities or other assets maintained or recorded in any Specified Collateral Account; and (iii) all replacements or substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including cash proceeds.
6.2.Grant of Security Interest in Collateral. Borrower, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (the “Secured Obligations”), hereby grants to Lender a security interest in all of its right, title and interest in, to and under the Collateral.
6.3.Authorization to File. Borrower irrevocably authorizes Lender at any time and from time to time to file in any filing office in any jurisdiction with respect to the security interest created hereby any initial financing statement and any amendment thereto that (A) describes the Collateral as set forth above or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the UCC in such jurisdiction, and (B) contains any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Borrower is an organization and the type of organization of Borrower. Borrower agrees to furnish any such information to Lender promptly upon Lender’s request therefor. Borrower also ratifies its authorization for Lender to have filed in any jurisdiction with respect to the security interest created hereby any initial statement or amendment thereto if filed prior to the date hereof.

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7.FINANCIAL STATEMENTS AND INFORMATION
7.1.Reports and Notices.
(a)Borrower hereby agrees that from and after the Closing Date and until the Termination Date, Borrower shall maintain a standard and modern system for accounting and shall deliver (or, as applicable, cause to be delivered) to Lender the financial statements, notices, projections and other information at the times and in the manner set forth below, and all in form and substance acceptable to Lender:
(a)Quarterly Financials. Within the later of (x) 30 days after the end of the first three fiscal quarters of each fiscal year and (y) the date Borrower is required to file its Form 10-Q with the SEC for each of the first three fiscal quarters of each fiscal year, consolidated financial information regarding Borrower and its Subsidiaries, certified by the chief financial officer of Borrower, including (i) unaudited balance sheets as of the close of such fiscal quarter and the related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal quarter and (ii) unaudited statements of income and cash flows for such fiscal quarter, in each case setting forth the figures for such fiscal quarter and on a year-to-date basis, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnote disclosures).
(b)Annual Audited Financials. To Lender, within the earlier of (x) the date Borrower is required to file its Form 10-K with the SEC for any Fiscal Year and (y) 120 days after the end of each Fiscal Year, audited financial statements for the Borrower and its Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous fiscal year, which financial statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing acceptable to Lender.
(c)[Reserved].
(d)Notice of Defaults. Within ten (10) Business Days of any officer of Borrower obtaining knowledge of any condition or event which constitutes an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrower has taken or is taking or proposes to take in respect thereof.
(e)Tax Returns. Upon request of Lender, copies of federal, state and local income tax returns and such other information as Lender may reasonably request.
8.CONDITIONS PRECEDENT.
8.1.Conditions to the Initial Advances. Lender shall not be obligated to make any Advance or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Lender, or waived in writing by Lender:
(a)Credit Agreement; Loan Documents. This Agreement and the other Loan Documents or counterparts hereof and thereof shall have been duly executed by, and delivered to, Borrower and Lender; and Lender shall have received such documents, instruments, agreements and legal opinions as Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance reasonably satisfactory to Lender.
(b)Approvals. Lender shall have received (i) satisfactory evidence that Borrower has obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer’s certificate in form and substance reasonably satisfactory to Lender affirming that no such consents or approvals are required.
(c)Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date, and shall have reimbursed Lender for all Fees, costs and expenses of closing presented as of the Closing Date.
8.2.Further Conditions to Each Advance. Lender shall not be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof:

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(a)(i) any representation or warranty by Borrower contained herein or in any other Loan Document, or which are contained in any certificate or other document furnished at any time under or in connection herewith or therewith, is untrue or incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality or Material Adverse Effect in the text thereof), except to the extent that such representation or warranty expressly relates to an earlier date in which case such representation or warranty is untrue or incorrect in any material respect as of such earlier date (except that such material qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) and, in each case, except for changes therein expressly permitted or expressly contemplated by this Agreement, and (ii) Lender shall have determined not to make such Advance or incur such Letter of Credit Obligation as a result thereof;
(b)(i) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and (ii) Lender shall have determined not to make such Advance or incur such Letter of Credit Obligation as a result thereof; or
(c)after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding aggregate amount of the Revolving Exposure would exceed Availability.
The request and acceptance by Borrower of the proceeds of any Advance (including the incurrence of any Letter of Credit Obligations) shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 8.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Lender’s Liens on the Collateral pursuant to the Loan Documents.
8.3.Condition Subsequent. No later than May 15, 2026, Borrower shall have delivered a Control Agreement with respect to the Specified Collateral Account.
9.EVENTS OF DEFAULT; RIGHTS AND REMEDIES
9.1.Events of Default.

The occurrence of any of the following events shall constitute an “Event of Default”:
(a)Borrower (i) fails to make any payment of principal of the Advances when due, or interest on, or Fees owing in respect of, the Advances or any of the other Obligations within five (5) Business Days of when due and payable, including any failure to cure any Overadvance in accordance with this Agreement, or (ii) fails to pay or reimburse Lender for any expense reimbursable hereunder or under any other Loan Document within 15 days of when due.
(b)Any representation or warranty of Borrower set forth in this Agreement or any other Loan Document or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to any Obligation shall be materially incorrect when made or deemed made.
(c)Borrower shall fail to observe or perform any other term or condition of this Agreement or any other Loan Document or any other term or condition set forth in any agreement, instrument, document, certificate, or financial statement evidencing, guarantying, or otherwise related to any Obligation, or Borrower shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing (in each case exclusive of those defaults covered by the other clauses of this Section 9.1) and fails to cure such default by the date that is 30 days after the earlier of the date: (i) Lender notifies Borrower of such default or (ii) on which any Borrower has knowledge of such default; provided that such 30-day grace period shall not apply to: (A) any failure of Borrower to notify Lender of the occurrence of any event or occurrence in accordance with this Agreement or any other Loan Document; (B) any breach of any negative covenant set forth in Section 5; (C) a breach or default of any other Loan Document if a period of cure is expressly provided for in such other Loan Document with

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respect to a breach or default under such other Loan Document; or (D) a breach or default under Section 7.1 in which case a five Business Day grace period shall apply.
(d)The dissolution or liquidation of Borrower or of any endorser or guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or statutory division of the foregoing, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.
(e)[Reserved].
(f)The institution of any garnishment proceedings by attachment, levy or otherwise against, the entry of a judgment against, the subjection to a statutory division, or the seizure of, the Collateral.
(g)[Reserved].
(h)A commencement by Borrower of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of Borrower in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower, or for any substantial part of the property of Borrower, or ordering the wind-up or liquidation of the affairs of Borrower; or the filing and pendency for 60 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Borrower of any general assignment for the benefit of creditors; or the failure of Borrower generally to pay its debts as such debts become due; or the taking of action by Borrower in furtherance of any of the foregoing.
(i)    Borrower defaults under the terms of any other Indebtedness for borrowed money or lease that, individually or in the aggregate (when added to all other Indebtedness, if any, of Borrower then in default), involves Indebtedness for borrowed money or lease payments in excess of $15,000,000 and such default results in the creditor accelerating the maturity of any such Indebtedness for borrowed money or lease payments and such default is not cured within any applicable cure period.
9.2.Remedies.

Upon the occurrence, and at any time during the continuance, of an Event of Default, Lender may cease advancing money hereunder, and Lender may elect to exercise any one or more of the following remedies, all without presentment, demand, protest or notice of any kind, as the same are hereby expressly waived by Borrower, unless otherwise required by applicable law:

(a)    cease advancing any Advances and declare all or any portion of the Obligations, including all or any portion of any Advance to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex A, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower, whereupon such Obligations shall immediately become due and payable, and terminate this Agreement and all obligations of Lender under this Agreement; provided that this Agreement and the Obligations shall be accelerated automatically and immediately if an Event of Default occurs under Section 9.1(h);
(b)    proceed to enforce payment of the Obligations and to realize upon the Collateral, including causing all or any part of the Collateral to be transferred or registered in its name or in the name of any other Person, with or without designation of the capacity of such nominee, and Borrower shall be liable for any deficiency remaining after disposition of any Collateral;

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(c)    offset and apply the Collateral maintained in each Specified Collateral Account to all or any part of the Obligations; and/or
(d)     exercise any and all rights and remedies provided by applicable law and the Loan Documents.
No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the Loan Documents or as may be now or hereafter existing at law, in equity or by statute, and each may be exercised together, separately and in any order. Borrower hereby expressly waives any requirement of marshaling of assets that may be secured by any of the Loan Documents.
9.3.Application of Proceeds.

(a)After Event of Default. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Lender from or on behalf of Borrower of all or any part of the Obligations and any and all proceeds of Collateral received by Lender, and, as between Borrower on the one hand and Lender on the other, Lender shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations and any and all proceeds of Collateral received by Lender in such manner as Lender may deem advisable notwithstanding any previous application by Lender.
(b)Residuary. Any balance remaining after giving effect to the applications set forth in this Section 9.3 shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.
9.4.Waivers . Except as otherwise provided for in this Agreement or by applicable Law, Borrower waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption Laws.

10.EXPENSES AND INDEMNITY
10.1.Expenses. Borrower hereby agrees to promptly pay (i) all reasonable actual costs and out of pocket expenses of Lender (including the reasonable fees, costs and expenses of counsel to, and independent appraisers and consultants retained by, Lender) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Loan Documents, in connection with the performance by Lender of its rights and remedies under the Loan Documents and in connection with the continued administration of the Loan Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents, (B) any periodic public record searches conducted by or at the request of Lender (including title investigations, Uniform Commercial Code searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons), and (C)  any Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Lender for its examiners or charged to Lender by third-party examiners), (ii) without limitation of the preceding clause (i), all reasonable actual costs and out of pocket expenses of Lender in connection with (A) the creation, perfection and maintenance of Liens pursuant to the Loan Documents and (B) protecting, storing, insuring, handling, maintaining or selling any Collateral, (iii) without limitation of the preceding clause (i), all actual costs and out of pocket expenses of Lender in connection with (A) any litigation, dispute, suit or proceeding relating to any Loan Document and (B) any workout, collection, bankruptcy, insolvency, post-judgment or other enforcement proceedings under any and all of the Loan Documents,

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and (iv) all actual costs and out of pocket expenses incurred by Lender in connection with any litigation, dispute, suit or proceeding relating to any Loan Document and in connection with any workout, collection, bankruptcy, insolvency, post-judgment or other enforcement proceedings under any and all Loan Documents, provided, that to the extent that the actual costs and expenses referred to in this clause (iv) consist of reasonable fees, costs and expenses of counsel, Borrower shall be obligated to pay such reasonable fees, costs and expenses for counsel to Lender and local counsel to Lender in each relevant jurisdiction.
10.2.Indemnity. Borrower hereby agrees to indemnify, pay and hold harmless Lender and the Affiliates, officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Lender (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower or any Affiliate thereof, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Lender) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Loan Documents (including (i) (A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by Borrower or any other Person of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property, or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Borrower, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Advances and Letters of Credit, except that Borrower shall not have any obligation under this Section to an Indemnitee with respect to any liability resulting solely from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN THIS SECTION 10.2 THAT APPLY TO, AND BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO, ANY LOSSES, DAMAGES AND LIABILITIES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF LENDER OR ANY OTHER INDEMNITEE UNDER THIS SECTION 10.2.

11.MISCELLANEOUS
11.1.Survival. All agreements, representations and warranties made herein and in every other Loan Document shall survive the execution and delivery of this Agreement and the other Loan Documents. The provisions of Sections 2.4(e), 2.7, 2.8, 10, and 11 shall survive the payment of the Obligations and any termination of this Agreement.
11.2.No Waivers. No failure or delay by Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. Any reference in any Loan Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that Borrower has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Loan Documents.
11.3.Notices.
(a)All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, e-mail, electronic submissions or similar writing, but not facsimile transmission) and shall be given to such party at its address or e-mail address set forth on the signature pages hereof or at such other address or e-mail address as such party may hereafter specify for the purpose by notice to Lender and Borrower; provided, that notices, requests or other communications shall be permitted by e-mail or other electronic submissions only in accordance with the provisions of Section 11.3(b). Each such notice, request or other communication shall be effective (i) if given by e-mail or other electronic submissions, as set forth in Section 11.3(c) or (ii) if given by mail, prepaid overnight

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courier or any other means, when received at the applicable address specified by this Section. Notwithstanding anything to the contrary herein, and for the avoidance of any doubt, notices, requests and other communications delivered by facsimile transmission do not satisfy the requirements of this Section 11.3.
(b)Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites); provided, that (i) the foregoing shall not apply to notices sent directly to any party hereto if such party has notified Lender that it has elected not to receive notices by electronic communication (which election may be limited to particular notices) and (ii) any Notice of Borrowing or any other notices regarding request for advances hereunder shall be delivered or furnished by Borrower by electronic communication in accordance with all procedures established by or otherwise acceptable to Lender from time to time in its sole discretion.
(c)Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.
11.4.Severability. In case any provision of or obligation under this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
11.5.Amendments and Waivers. No provision of this Agreement or any other Loan Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrower and Lender. Notwithstanding the foregoing, Borrower hereby authorizes Lender to (i) correct any patent (or scrivener’s) errors or other erroneous content in the Loan Documents, (ii) date any dates and fill in any blanks or other missing content in any of the Loan Documents, and (iii) replace or substitute pages, as applicable, in each Loan Document that were changed to correct such errors or fill in such dates, missing content or blanks (each a “Corrected Document”), in each case, without the need for a written amendment signed by the parties; provided that Lender shall send a copy of any such Corrected Document to Borrower (which copy may be given by electronic mail). Without limiting the generality of any of the foregoing, Borrower further covenants that it shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered (or, as applicable, re-execute, re-acknowledge and re-deliver), (A) each agreement, instrument or other document that was incorrectly drafted and signed at the Closing Date and (B) all such further assurances and other agreements, instruments or documents, and take or cause to be taken all such other actions, as Lender shall request from time to time to permit Lender to evidence or give effect to the express terms and conditions of this Agreement and the other Loan Documents and any of the transactions contemplated hereby, including to perfect (or continue the perfection of) and protect Lender’s Liens upon the Collateral, and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this Agreement.
11.6.Assignments. Borrower agrees not to assign any of Borrower’s rights, remedies or obligations under this Agreement or any other Loan Document. Borrower agrees that Lender may assign some or all of its rights and remedies under this Agreement or any other Loan Document without notice to, or prior consent from, Borrower.
11.7.Confidentiality. Lender shall hold all non-public information regarding Borrower and its businesses identified as such by Borrower and obtained by Lender from Borrower pursuant to the requirements hereof in accordance with Lender’s customary procedures for handling information of such nature, except that disclosure of such information may be made (i) to Lender’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, auditors, professional consultants, advisors and representatives of Lender and of Lender’s Affiliates (collectively, the “Related Parties” of Lender) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to rating agencies, insurance industry associations and portfolio management services, (iii) to prospective transferees or purchasers of or participants in any interest in the Advances and, as

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applicable, the Loan Documents, to prospective contractual counterparties (or the professional advisors thereto) in Rate Contracts permitted hereby and to prospective providers of Bank Products, provided, that any such Persons shall have agreed to be bound by the provisions of this Section 11.7, (iv) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties, including any self-regulatory authority, (v) to any other party hereto, (vi) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vii) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, (viii) as may be required in connection with the examination, audit or similar investigation of such Person, (ix) with the consent of Borrower, (x) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section, or (B) becomes available to Lender or any of its Related Parties on a nonconfidential basis from a source other than Borrower, and (xi) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean a public or private offering by Lender or any of its Affiliates or their respective successors and assigns, of Stock or debt securities which represent an interest in, or which are collateralized, in whole or in part, by the Advances. Confidential information shall include only such information identified as such at the time provided to Lender and shall not include information that either (A) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (B) is disclosed to such Person by a Person other than Borrower, provided, Lender does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Lender under this Section 11.7 shall supersede and replace the obligations of Lender under any confidentiality agreement in respect of this financing executed and delivered by Lender prior to the date hereof.

11.8.Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable Law, Borrower shall not assert, and Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.9.Reinstatement. Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment, proceeds received or credit given by Bank in respect of the Obligations is returned, disgorged, or rescinded under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case, this Agreement shall be enforceable against Borrower as if the returned, disgorged, or rescinded payment, proceeds or credit had not been received or given by Bank, and whether or not Bank relied upon this payment, proceeds or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Borrower agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Borrower to do so shall not affect in any way such continuation or reinstatement.
11.10.Marshaling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower makes any payment or Lender enforces its Liens or Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

11.11.GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, EACH NOTE AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. BORROWER HEREBY CONSENTS TO THE JURISDICTION

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OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY AND COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.
11.12.WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AND LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

11.13.Counterparts; Integration. This Agreement and the other Loan Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or other electronic transmission (including “pdf” or “tif” format) shall bind the parties hereto. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
11.14.No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.15.USA PATRIOT Act Notification. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the USA PATRIOT Act. Borrower agrees to, promptly following a request by Lender, provide all such other documentation and information that Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and the Beneficial Ownership Regulation.
[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
MAMMOTH ENERGY SERVICES, INC., as Borrower

By: /s/ Mark Layton
Name:    Mark Layton
Title:    Chief Financial Officer

Address for Notices to Borrower:

14201 Caliber Drive, Suite 300
Oklahoma City, Oklahoma 73134
Attention: Mark Layton, Chief Financial Officer
Email: mlayton@mammothenergy.com

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FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender

By: /s/ Jacob Osterman
Name:    Jacob Osterman
Title:    Duly Authorized Signatory

Address for Notices:

Fifth Third Bank, National Association
38 Fountain Square Plaza
Cincinnati, Ohio 45202
Attention: Jacob Osterman
Email:    Jacob.Osterman@53.com
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ANNEX A
to
CREDIT AGREEMENT
LETTERS OF CREDIT
(a)Issuance.
(i)Subject to the terms and conditions of this Agreement, Lender agrees to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower’s or any Subsidiary’s account, Letter of Credit Obligations with respect to Letters of Credit issued by Lender for Borrower’s or any Subsidiary’s account. Borrower shall give Lender at least five Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by a completed Letter of Credit application. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and communications by Lender may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and between Borrower and Lender. Borrower hereby authorizes Lender to accept, act upon, and treat as genuine and original (but without any obligation of Lender to do any of the foregoing) applications, authorizations, and other requests regardless of the manner communicated, including those sent or communicated via overnight courier, certified or non-certified mail, fax, email, electronic code, or phone, so long as Lender does not have actual knowledge that a particular application, authorization, or other request is not authorized by Borrower.
(ii)Letters of Credit issued hereunder shall constitute utilization of the Commitments. A Letter of Credit shall be issued, extended, reinstated, or otherwise amended only if (and upon issuance, extension, reinstatement or other amendment of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, extension, reinstatement or other amendment, (i) the aggregate amount of Letter of Credit Obligations shall not at any time exceed $25,000,000; and (ii) Revolving Exposure shall not exceed the Maximum Revolver Amount.
(iii)Borrower is responsible for preparing or approving the text of each Letter of Credit as submitted to and as issued by Lender and as received by the beneficiary, notwithstanding any drafting recommendations or forms provided by Lender. Lender’s recommendation or drafting of text or Lender’s use or non-use or refusal to use text submitted by Borrower shall not affect Borrower’s ultimate responsibility. Borrower is responsible for Lender’s failure to apply, or to observe standard practice as applied to, Letter of Credit terms or conditions, and for terms or conditions that (A) are erroneous, ambiguous, inconsistent, insufficient, ineffective, or illegal, (B) require Lender to respond to a demand in fewer than three Business Days, or (C) require or allow Borrower to sign, issue, or present a document. Notwithstanding anything to the contrary in this Agreement, Lender’s obligation to issue, amend, or extend the expiration date of a Letter of Credit is subject to its review and approval of the proposed terms of the Letter of Credit (and any amendment thereof) in its sole discretion. Borrower represents and warrants to Lender that Borrower is familiar with, and understands, applicable Law and letter of credit practice. If requested by Lender, Borrower will execute, deliver, and submit a letter of credit application and reimbursement agreement on Lender’s standard forms in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any such letter of credit application or reimbursement agreement, the terms and conditions of this Agreement will control, for so long as Borrower and Lender are subject thereto. Notwithstanding anything to the contrary in this Agreement but subject to Borrower’s ultimate responsibility as set forth above in this paragraph (a), Lender’s obligation to issue, amend, or extend the expiration date of a Letter of Credit is subject to its review and approval of the proposed terms of the Letter of Credit (and any amendment thereof) in its sole discretion.
(iv)Borrower will notify Lender in writing no later than three Business Days after Borrower first becomes aware of any objection Borrower may have to Lender’s issuance or amendment of a Letter of Credit, Lender’s acceptance or rejection of a presentation under any Letter of Credit, or any other action or inaction taken or proposed to be taken by Lender under or in connection with this Agreement or any other agreement, document, or instrument relating hereto; provided, however, that if Lender reasonably believes that it is obligated to take any
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action, including, but not limited to, the payment on a Letter of Credit in a period of time less than three Business Days, Lender is allowed to take such action without liability to Borrower. Borrower’s failure to give timely and specific notice of objection shall automatically waive Borrower’s objection, authorize or ratify Lender’s action or inaction, and absolutely preclude Borrower from raising the objection as a defense or claim against Lender (or any Indemnitee). If Lender approaches Borrower for a waiver of discrepancies in a presentation, then Borrower must respond within three Business Days. Lender may treat Borrower’s failure to respond as a waiver of the indicated discrepancies, but need not itself accept Borrower’s implied or express waiver of discrepancies as binding on Lender. Borrower’s acceptance or retention of any documents presented under or in connection with a Letter of Credit (including, but not limited to, originals or copies of documents sent directly to Borrower) or of any property for which payment is supported by any Letter of Credit shall ratify Lender’s honor of the relevant presentation and absolutely preclude Borrower from raising a defense or claim against Lender (or any Indemnitee) with respect to such honor.
(b)Expiration Date. Except for Evergreen Letters of Credit that are subject to the terms and conditions set forth in this paragraph, no Letter of Credit shall have an expiration date that is later than the earlier of (i) one year following the date of issuance thereof (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, one year after the then-current expiration date of such Letter of Credit) unless otherwise permitted by Lender (subject to the other provisions of this Agreement) and (ii) the date that is five Business Days before the Commitment Termination Date, and Lender shall not be under any obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiration date that is later than the Commitment Termination Date. If Borrower so requests in any notice requesting the issuance of a Letter of Credit (or the amendment of an outstanding Letter of Credit), Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Evergreen Letter of Credit”), provided that any such Evergreen Letter of Credit shall permit Lender to prevent any such extension at least once in each one-year period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such one-year period to be agreed upon by Borrower and Lender at the time such Letter of Credit is issued. Unless otherwise directed by Lender, Borrower shall not be required to make a specific request to Lender for any such extension.
(c)    Reimbursement and Interim Interest.
(i)    If Lender shall make any disbursement in respect of a Letter of Credit, Borrower shall reimburse Lender by paying to Lender an amount equal to such disbursement in immediately available U.S. dollars, without withholding, deduction, or setoff, not later than 1:00 p.m. prevailing local time in New York, NY on (i) the Business Day that Borrower receives notice of Lender’s disbursement, if such notice is received prior to 10:00 a.m. prevailing local time in New York, NY; or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time, with interest at the Prime Rate for the additional calendar day(s) elapsed; provided that, if such disbursement by Lender is not less than $7,500,000, Borrower may, subject to the conditions to borrowing set forth in this Agreement, request in accordance with Section 2.1 that such payment be financed with a Revolving Credit Advance in an equivalent amount, and to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Advance. Lender’s records showing the dates and amounts of payments due and disbursements made shall be presumed correct and complete and, if Borrower does not object within five Business Days after receiving the information, shall be final.
(ii)    If Borrower fails to reimburse Lender for any amount disbursed when due pursuant to paragraph (c)(i) above, then the unpaid amount shall bear interest, for each day from and including the date such disbursement is made to but excluding the date that Borrower reimburses Lender for such disbursement, at the Default Rate.
(d)    Limitations. Lender shall not be under any obligation to issue any Letter of Credit if:
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(i)any order, judgment, or decree of any Governmental Authority or arbitrator shall enjoin or restrain, or purport to enjoin or restrain, Lender from issuing such Letter of Credit, or request that Lender refrain from, or, if in the sole discretion of Lender, any Law applicable to Lender shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or Law shall impose upon Lender with respect to such Letter of Credit any restriction, reserve, capital, or liquidity requirement (for which Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon Lender any unreimbursed loss, cost, or expense that was not applicable on the Closing Date and that Lender in good faith deems material to it;
(ii)the issuance of such Letter of Credit would violate one or more policies of Lender; or
(iii)except as otherwise agreed by Lender, such Letter of Credit is in an initial amount less than $50,000, in the case of a commercial Letter of Credit, or $50,000, in the case of a standby Letter of Credit.
Lender shall be under no obligation to amend any Letter of Credit if (A) Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(e)    Cash Collateral.
(i)    If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement, including Section 9.2 of this Agreement, prior to the Commitment Termination Date, Borrower will pay to Lender cash or Cash Equivalents acceptable to Lender (“Cash Collateral”) in an amount equal to 105% of the Letter of Credit Obligations plus accrued and unpaid interest thereon. Such Cash Collateral shall be held by Lender and pledged to, and subject to the control of, Lender. Borrower hereby pledges and grants to Lender a security interest in all such Cash Collateral and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. This Agreement, including this paragraph (e)(i), shall constitute a security agreement under applicable Law.
(ii)    If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall provide Cash Collateral within two Business Days therefor in the manner described, and subject to the terms and conditions as set forth, above.
(iii)    From time to time after funds are deposited as Cash Collateral by Borrower, whether before or after the Commitment Termination Date, Lender may apply such funds then held by it to the payment of any amounts, and in such order as Lender may elect, as shall be or shall become due and payable by Borrower to Lender with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.
(iv)    Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the Cash Collateral, except that upon the termination of all Letter of Credit Obligations (which requires the return of all original Letters of Credit) and the payment of all amounts payable by Borrower to Lender in respect thereof, any remaining Cash Collateral shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to Borrower or as otherwise required by Law. Interest earned, if any, on Cash Collateral shall be held as additional collateral.
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(f)    Fees and Expenses. In addition to the Letter of Credit Fees payable pursuant to Section 2.4(e)(iii) of this Agreement, Borrower shall pay to Lender, on demand, such Letter of Credit Fees as are set forth from time to time in Lender’s Fee schedule for letters of credit. Borrower acknowledges that Lender may modify such Fee schedule at any time and will communicate such new Fee schedule information to Borrower as required in the notice provision hereunder. Such new Fees will be effective 30 days after such notice and shall apply as of such date to all existing and future Letters of Credit issued by Lender. In the event of any inconsistency between the Fees set forth in this Agreement and the Fees set forth in such Fee schedule, the Fees set forth in this Agreement will control.
(g)    Obligations Absolute. The obligation of Borrower to reimburse Lender for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional, and irrevocable, and not subject to abatement, reduction, withholding, deduction, deferment, interruption, recoupment, or other right (whether legal, equitable, or otherwise) for any reason whatsoever, without necessity of presentment, demand, protest, or other formalities. Such obligations of Borrower shall be paid strictly in accordance with the terms hereof under all circumstances, including and/or despite any of the following:
(i)    any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;
(ii)    the existence of any claim, setoff, defense (including suretyship), or other right that Borrower or any of its Affiliates may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein, or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);
(iii)    any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect;
(iv)    payment by Lender under any Letter of Credit or guaranty thereof against presentation of a demand, draft, certificate, or other document that does not comply with the terms of such Letter of Credit or such guaranty;
(v)    the fact that a Default or an Event of Default has occurred and is continuing;
(vi)    any bankruptcy, insolvency, receivership, reorganization, or similar proceeding discharging or otherwise affecting Borrower or any of its Affiliates;
(vii)    Lender’s rights and remedies with respect to any collateral;
(viii)    Borrower’s claims, rights, or remedies against any of its Affiliates;
(ix)    Lender’s waiver or release of any obligation of Borrower;
(x)    any amendment, supplement, restatement, or renewal of this Agreement or any other agreement, document, or instrument relating hereto;
(xi)    any loss or damage to any collateral;
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(xii)    the failure of any lien or security interest in favor of Lender to attach, be perfected or recorded, or remain perfected or recorded;
(xiii)    Lender’s release of any collateral, or taking of additional collateral; or
(xiv)    any other circumstance or event whatsoever, whether or not similar to any of the foregoing that might, but for the provisions of this section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder, and Borrower waives any and all rights with respect to all of the foregoing.
(h)    Lender Discretion.
(i)    For Borrower’s account, Lender may at any time provide in a Letter of Credit or otherwise agree to do or do the following:
(A)send the Letter of Credit via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) network and bind Borrower directly and as an indemnifier to the rules applicable to SWIFT messages (including, but not limited to, rules obligating Borrower or Lender to pay bank charges);
(B)assert, waive, or, with any necessary consent from the beneficiary or other person or entity, amend any provision in the Letter of Credit or applicable practice that primarily concerns issuer operations including, but not limited to, (A) identification of the Letter of Credit in any presentation, (B) marking of the Letter of Credit to reflect a transfer, payment, or other action, (C) specification of the business days and hours, manner, and place for Lender receiving a presentation, effecting honor, and giving notice of dishonor under the Letter of Credit, (D) duration of the period(s) for examination, approaching Borrower for a waiver, or sending a notice of refusal, (E) disposition of the beneficiary’s documents after dishonor or while approaching Borrower for a waiver, and (F) replacement of a lost Letter of Credit or recognition of a successor beneficiary;
(C)discount an accepted draft or deferred payment undertaking incurred under the Letter of Credit, at the request of the beneficiary or other third party, without affecting the amount or due date of Borrower’s obligations to reimburse or pay fees to Lender;
(D)select any branch, bank office, or Lender affiliate or any other bank or financial institution or affiliate for issuing, advising, transferring, confirming, and/or nominating bank or person or entity under the law and practice of the place where it acts (if the Letter of Credit permits advice, transfer, confirmation, and/or nomination) to act under contract with Lender as a letter of credit processing agent for Lender in Lender’s issuance of the Letter of Credit or processing of demands or in any other action that Lender is required or permitted to take under the Letter of Credit;
(E)accept documents that appear on their face to be in substantial compliance with the terms and conditions of a Letter of Credit without responsibility for further investigation and disregarding any information or data outside of the face of the documents, regardless of any notice or information to the contrary, and may honor and make payment upon any presentation that appears on its face to substantially comply with the terms and conditions of a Letter of Credit, whether or not the Letter of Credit requires strict compliance and without regard to any non-documentary condition in such Letter of Credit (including, but not limited to, honor of a draft that is non-negotiable or informal, honor up to the amount available under the Letter of Credit of a demand claiming more than that amount, honor of a draft or other document that lacks a reference to the Letter of Credit, honor of a presentation of documents that include inconsistent extraneous data, and allowance of a grace period of one business day for timing requirements under the Letter of Credit);
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(F)decline to accept any documents and make payment if such documents are not in strict compliance with the terms and conditions of a Letter of Credit;
(G)provide for or submit to arbitration, mediation, DOCDEX (the ICC Banking Commission’s informal dispute resolution service), or the like for the resolution of some or all disputes with the beneficiary or other person or entity; and
(H)replace a purportedly lost, stolen, or destroyed original Letter of Credit or amendment thereto with a replacement marked as such or waive a requirement for its presentation.
(ii)    Unless specifically committed to do so in a writing signed by Lender, Lender is not required to issue any Letter of Credit amendment. If the Letter of Credit may be extended or terminated by a notice given or other action taken by Lender (with or without the passage of time), then, whether or not requested to do so by Borrower, Lender shall have the right to give such notice or take such action, to fail or refuse to do so, or to fail to retain proof of doing so. If Lender gives such notice or takes such action at Borrower’s request, then Borrower shall obtain the beneficiary’s acknowledgement and, in the case of Letter of Credit termination, return the original Letter of Credit. If Lender fails or refuses to give notice of non-extension or termination at Borrower’s timely written request, then Lender’s Letter of Credit Fees shall be calculated as if Lender had given such notice or taken such action.
(iii)    If the beneficiary or another person or entity claims that Lender has wrongfully repudiated or dishonored a Letter of Credit, then Lender shall have the right to defend or settle the claim, with or without joining Borrower in any proceeding or negotiation and without regard to whether the claimant asserts that Lender is precluded from relying on a valid defense. Borrower shall have the obligation to mitigate damages and, if Lender pays or settles a claim then Borrower will reimburse, indemnify, account for any benefits, and cooperate with Lender as subrogee.
(iv)    Lender’s actions in one or more instances shall not waive its right, with or without notice to Borrower, to use its discretion differently in other similar instances and shall not establish a course of conduct on which Borrower may rely in any other instances under the same or other Letter of Credit.
(i)    Indemnification; Nature of Duties.
(i)    In addition to amounts payable as elsewhere provided in this Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Lender and each other Indemnitee from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including reasonable attorneys’ fees and allocated costs of internal and external counsel) that Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, (B) the failure of Lender seeking indemnification or of Lender to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (C) arising from or incurred in connection with any breach of a representation, warranty, or covenant by Borrower; (D) arising out of or resulting from any suit, action, claim, proceeding, or governmental investigation, pending or threatened, whether based on statute, regulation, or order, or tort, or contract, or otherwise, before any court or governmental authority (and irrespective of who may be the prevailing party); (E) arising out of or in connection with any payment or action taken in connection with any Letter of Credit, including, without limitation, any action or proceeding seeking to restrain any drawing under a Letter of Credit or to compel or restrain any payment or any other action under a Letter of Credit or this Agreement (and irrespective of who may be the prevailing party); or (F) arising out of or in connection with any act or omission of any governmental authority or other cause beyond
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the Indemnitee’s reasonable control; except in each case to the extent such claim, liability, loss, damage, tax, penalty, interest, judgment, cost, or expense is found to have resulted from the gross negligence or willful misconduct of an Indemnitee (as finally determined by a court of competent jurisdiction in a non-appealable matter).
(ii)    As between Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by Law, Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully and strictly with the conditions required in order to demand payment under such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender’s rights or powers hereunder or under this Agreement.
(iii)    Limitations on Remedies.
(A)    Nothing contained herein shall be deemed to limit or to expand any waivers, covenants, or indemnities made by Borrower in favor of Lender in any letter of credit application, reimbursement agreement, or similar document, instrument, or agreement between Borrower and Lender.
(I)EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT, LENDER SHALL NOT BE LIABLE TO BORROWER IN CONTRACT, TORT, OR OTHERWISE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES.
(J)Borrower must take action to avoid and reduce the amount of damages claimed against Lender (or any other Indemnitee, as applicable).
(K)Borrower’s aggregate remedies against Lender for honoring a presentation or retaining honored documents in breach of Lender’s obligations to Borrower (whether arising under this Agreement, any other agreement, document, or instrument relating hereto, applicable letter of credit practice or law, or any other applicable law) are limited to the aggregate amounts paid by Borrower to Lender with respect to the honored presentation.
(L) In any dispute or litigation between Borrower and Lender, Borrower shall pay Lender’s reasonable attorneys’ fees, expert witness fees, and other expenses of litigation or dispute resolution, unless Borrower obtains a non-appealable award for damages against Lender, as so ordered by a court of competent jurisdiction. If Borrower prevails in an action based on forgery or fraud of the beneficiary or other presenter, this does not relieve Borrower from its obligation to pay Lender’s fees and expenses in contesting the entry or maintenance of injunctive relief.
(iv)    Borrower agrees that, in the absence of gross negligence or willful misconduct on the part of Lender (as finally determined by a court of competent jurisdiction),
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Lender will be deemed to have exercised care in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(j)    Letters of Credit Issued for account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated as a primary obligor as set forth herein for any and all drawings under such Letter of Credit, and irrevocably waives any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. To the extent that any Letter of Credit is issued for the account of any Subsidiary of Borrower, Borrower agrees that (i) such Subsidiary shall have no rights against Lender, and Borrower shall hold Lender harmless with respect to any claim or other attempted exercise of rights by such Subsidiary against Lender, (ii) Borrower shall be responsible for the obligations in respect of such Letter of Credit under this Agreement and any application or reimbursement agreement, (iii) Borrower shall have the sole right to give instructions and make agreements with respect to this Agreement and the Letter of Credit, and the disposition of documents related thereto, and (iv) Borrower shall have all powers and rights in respect of any security arising in connection with the Letter of Credit and the transactions related thereto. Borrower shall, at the request of Lender, cause such Subsidiary to execute and deliver an agreement confirming the terms specified in the immediately preceding sentence and acknowledging that it is bound thereby.
(k)    Rules of Practice. Unless otherwise expressly agreed by Lender and Borrower when a Letter of Credit is issued by it, (i) the rules of the International Standby Practices, ICC Publication No. 590 (as amended, supplemented, restated, and/or republished from time to time, the “ISP”) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (as amended, supplemented, restated, and/or republished from time to time, the “UCP”) shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, Lender shall not be responsible to Borrower for, and Lender’s rights and remedies against Borrower shall not be impaired by, any action or inaction of Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where Lender, the beneficiary, or any advising, transferring, confirming, or nominated bank or person or entity is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade, or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.
(l)    Survival. The provisions of this Annex A shall survive the payment of the Obligations, any termination of this Agreement, and the assignment of any rights hereunder.
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